Exhibit 99.1

FARMER BROS. CO. APPROVED TO RECEIVE INCENTIVES TO RELOCATE

TORRANCE, Calif. – April 28, 2015 – Farmer Bros. Co. (NASDAQ: FARM) today announced that it was approved Tuesday for eligibility to receive incentives from Denton County, Texas, to relocate its headquarters to the Dallas-Ft.Worth area.
Denton County joins the Town of Northlake in approving relocation incentives, which would be provided separately by each jurisdiction should Farmer Brothers satisfy certain conditions. Those conditions include the establishment of a new facility in a designated location, the creation of new jobs at that location, and the making of investments in real property improvements at that location.
“We are extremely pleased with the support and assistance of the Town of Northlake and Denton County along with the effort and spirit of cooperation we experienced working with the officials representing those jurisdictions,” said Mike Keown, President and CEO of Farmer Brothers. “We are working to finalize our plans for relocation and securing eligibility for incentives represents an important step in our process.”
About Farmer Bros. Co.
Founded in 1912, Farmer Bros. Co. is a manufacturer, wholesaler and distributor of coffee, tea and culinary products. The Company is a direct distributor of coffee to restaurants, hotels, casinos, offices, quick service restaurants (“QSR's”), convenience stores, healthcare facilities and other foodservice providers, as well as private brand retailers in the QSR, grocery, drugstore, restaurant, convenience store, and independent coffee house channels. The Company's product line includes roasted coffee, liquid coffee, coffee-related products such as coffee filters, sugar and creamers, assorted iced and hot teas, cappuccino, cocoa, spices, gelatins and puddings, soup bases, dressings, gravy and sauce mixes, pancake and biscuit mixes, and jellies and preserves.
Headquartered in Torrance, Calif., Farmer Bros. Co. generated net sales of over $500 million in fiscal 2014 and has approximately 1,800 employees nationwide. The Company's primary brands include Farmer Brothers™, Artisan Collection by Farmer Brothers™, Superior®, Metropolitan™ , Cain's™ and McGarvey®. For more information, visit: www.farmerbros.com.

Forward-Looking Statements
Certain statements contained in this press release, including the Company’s plans and expectations regarding the relocation of its headquarters, are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management's current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects, ” “expects, ” “plans, ” “believes, ” “intends, ” “will, ” “could,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this press release and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission ("SEC"). Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the timing and success of implementation of the corporate relocation plan, the relative effectiveness of compensation-based employee incentives in causing improvements in Company performance, the capacity to meet the demands of the Company’s large national account customers, the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans, the success of the Company to retain and/or attract qualified employees, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, changes in the strength of the economy, business conditions in the coffee industry and food industry in general, the Company's continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, changes in the quality or dividend stream of the third parties' securities and other investment vehicles in which the Company has invested its assets, as well as other risks described in this press release and other factors described from time to time in the Company's filings with the SEC.

Source: Farmer Bros. Co.
Mark J. Nelson (310) 787-5241